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                                                                   EXHIBIT 10.29

               Compensation Agreement for Mr. Paul Joseph Bulger
                                  May 11, 1999

Considerations for P.J. Bulger regarding his assumption of duties as Chief Operating Officer of ANADAC on June 1, 1998 are attached (Attachment A), have been executed and are still in effect except for the changes described below in items (1) through (3) which are to become effective immediately.

1) Mr. Bulger's title shall become President and Chief Executive Officer of ANADAC, Inc.; he will remain on the ANADAC Board of Directors, as well.

2) Mr. Bulger's annual base salary shall become $200,000.00 effective immediately through the end of FY2000. Mr. Bulger's incentive compensation is to be calculated as:

     Net profit x 0.04

     to be paid quarterly provided ANADAC achieves at least 90% of its revenue and profit plan. The plan will be determined by the ANADAC Strategic Plan for FY2000 in agreement between P.J. Bulger and R.C. Fowler.

3) Mr. Walther has retired and the Consulting Agreement referenced in the Attachment is now in place.


By: /s/ RANDALL C. FOWLER          By: /s/ PAUL J. BULGER
    ---------------------              ---------------------
    Randall C. Fowler                  Paul J. Bulger

    Chairman of the Board              President and Chief Executive
    Chief Executive Officer            Officer
    Identix, Incorporated              ANADAC

Date: 5/10/99                      Date: 5/1/99
     --------------------               ---------------------
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                                  Attachment A

Consideration for P.J. Bulger assuming the position of Chief Operating Officer
(COO) of ANADAC, Inc. on 6/1/98.

(1)  COO Salary: $120,000 annually

(2)  Elected to the ANADAC Board of Directors during the July 1998 Board Meeting

(3) Severance Termination Agreement (to include: dismissal without cause*): change in title; degradation of responsibilities):

     o    5 months salary due immediately; and
     o ANADAC assumes liability for total sums for all premiums on employees Whole/Split Life Insurance Policy. This can either be done as a lump sum for all years or paid on an annual basis. The total lump sum payment by ANADAC shall not exceed $48,000

(4)  Life Insurance Policies:

     o    $500,000 whole/split life (cost not to exceed $6,000 per year)
     o    $250,000 term life (cost not to exceed $300 per year)

(5) Additional Long Term Disability Insurance Policy (not to exceed $3,000 per year)

(6)  Annual physical (cost not to exceed $500 per year)

(7)  Incentive Compensation:
     o    Revenue      x  .001
     o    Net profit   x  .04

     Incentive compensation will be paid quarterly provided that ANADAC's Financial Plan is met or exceeded on a year-to-date basis.

(8)  Stock Options:(1)
     o    25,000 shares upon assumption of COO duties

(9)  Transition Planning
     o Mr. Harrison Walther will remain CEO and President at a minimum through 12/31/98
     o Should Mr. Harrison Walther retire, as of 12/31/98, ANADAC shall have the authority to retain Mr. Walther as a consultant for a minimum of one year. The terms of Mr. Walther's consulting agreement shall be negotiated between Mr. Walther, ANADAC's COO and Identix's CEO as a part of the final ANADAC



_______________

(1) * "Cause" shall mean (1) commission of a felony or misdemeanor involving dishonesty, fraud or other matters of moral turpitude, (ii) dishonesty towards, fraud upon or attempted deliberate injury to the company or other intentional conduct which is injurious to ANADAC.


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          Transition Plan (discussed in paragraph 12). This consulting agreement may be extended at the discretion of ANADAC's COO for up to 12 months.

     - Mr. Walther shall retain the title of CEO and President as long as he remains an ANADAC employee.

(10) Performance Bonus                  $75,000 (one time)
     (payable on 7/8/98 for services all ready rendered)

(11) Mr. Randall Fowler agrees to present to the Identix Board of Directors no later than 10/30/98, and fully support, the ANADAC/Identix Stock Incentive Program recommended by the ANADAC Board of Directors in the July 1998 Board meeting. It is understood that to accomplish this, Identix Stock Holders must approve additional shares of stock for the incentive program. Upon approval of the Identix Board of Directors, this will also be done in the same time frame stated above.

(12) Mr. Fowler agrees to finalize the ANADAC Transition Plan with Mr. Bulger for the assumption of additional responsibilities from Mr. Walther upon his retirement. The plan shall specifically address the titles and compensations for Mr. Bulger's position(s) as ANADAC's CEO and/or President role(s), as well as the other provisions of employment covered by this document. The plan shall be competed no later than 10/30/98. In the event that the ANADAC Transition Plan does not provide for the transition of Mr. Walther's general management responsibilities to Mr. Bulger (upon Mr. Walther's retirement), then either party may exercise the Severance Termination Agreement (paragraph (3)).


/s/ RANDALL C. FOWLER                        /s/ P.J. BULGER
---------------------------------            ---------------------------------
Randall C. Fowler          date              P.J. Bulger                date